Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of StablecoinX Assets Inc.:

Opinion on the Financial Statements

We have audited the accompanying Balance sheet of StablecoinX Assets Inc. (the “Company”) as of December 31, 2025, and the related statements of operations, changes in stockholder’s equity, and cash flows for the period from June 30, 2025 (Inception) to December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the period from June 30, 2025 (Inception) to December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to raise additional funds to address liquidity needs and complete a business combination within one year from the date of these financial statements, the Company’s business will be materially and adversely affected. The liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2025.

/s/ WithumSmith+Brown, PC

New York, York

May 29, 2026

StablecoinX Assets Inc.

Balance Sheet

As of December 31, 2025

December 31,
2025

Assets:
Current assets:
Cash	$18,708
Digital assets - restricted	97,912
Prepaid insurance	105,065
Prepaid expenses and other current assets	10,000
Related party receivables (Note 7)	8,863
Total current assets	240,548
Intangible assets, net	452,250
Total assets	$692,798

Liabilities and stockholders’ equity:
Current liabilities:
Demand notes - related party (Note 7)	$97,912
Accounts payable	4,386
Accrued expenses	21,000
Total current liabilities	123,298
Total liabilities	123,298

Commitments and contingencies (Note 6)

Stockholders’ equity:
Class A common stock - $0.0001 par value; 50,000,000 shares authorized; zero shares issued or outstanding;	-
Class B common stock - $0.0001 par value; 10,000,000 shares authorized; 700,000 shares issued and outstanding	70
Additional paid-in capital	802,430
Accumulated deficit	(233,000)
Total stockholders’ equity	569,500
Total liabilities and stockholders’ equity	$692,798

See accompanying notes to the financial statements.

StablecoinX Assets Inc.

Statement of Operations

For the period from June 30, 2025 (inception) through December 31, 2025

Period from inception through
December 31,
2025

Operating expenses:
General and administrative	$182,750
Amortization expense	50,250
Change in fair value of digital assets - restricted	48,684
Change in fair value of related party demand notes (Note 7)	(48,684)
Total operating expenses	233,000
Loss from operations	(233,000)

Loss before income taxes	(233,000)

Provision for income taxes	-
Net loss	$(233,000)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	700,000

Net loss per share attributable to common stockholders, basic and diluted	$(0.33)

See accompanying notes to the financial statements.

StablecoinX Assets Inc.

Statement of Stockholders’ Equity

For the period from June 30, 2025 (inception) through December 31, 2025

	Class A		Class B		Additional		Total
	Common Stock		Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance at inception	-	$-	-	$-	$-	$-	$-
Issuance of Class B common stock	-	-	700,000	70	802,430	-	802,500
Net loss	-	-	-	-	-	(233,000)	(233,000)
Balance at December 31, 2025	-	$-	700,000	$70	$802,430	$(233,000)	$569,500

See accompanying notes to the financial statements.

StablecoinX Assets Inc.

Statement of Cash Flows

For the period from June 30, 2025 (inception) through December 31, 2025

Period from inception through
December 31,
2025

Cash flows from operating activities:
Net loss	$(233,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization expense	50,250
Change in fair value of digital assets - restricted	48,684
Change in fair value of related party demand notes (Note 7)	(48,684)
Changes in operating assets and liabilities:
Prepaid insurance	(105,065)
Prepaid expenses and other current assets	(10,000)
Related party receivables (Note 7)	(8,863)
Accounts payable	4,386
Accrued expenses	21,000
Net cash used in operating activities	(281,292)

Cash flows from financing activities:
Receivable from stockholders (Note 7)	300,000
Net cash provided by financing activities	300,000

Net change in cash	18,708
Cash - beginning of period	-
Cash - end of period	$18,708

Supplemental disclosures of noncash investing and financing activities:
Contribution of intangible asset	$502,500
Loan of digital assets and issuance of related party demand notes	$146,596

See accompanying notes to the financial statements.

StablecoinX Assets Inc.

Notes to Financial Statements

December 31, 2025

Note 1. Description of Business

StablecoinX Assets Inc., doing business as StablecoinX, (“StablecoinX” or the “Company”) was incorporated on June 30, 2025 as a Delaware corporation. The Company has selected December 31 as its fiscal year end.

StablecoinX is an infrastructure software and services company focused on supporting the Ethena ecosystem, including its digital dollar products, particularly USDe. The Company intends to operate through three core business lines: Infrastructure Services, Infrastructure Software, and Distribution Services.

Infrastructure Services

The Company currently operates two infrastructure services:

Validator Services — A full-stack validator node live since October 2025, with all underlying intellectual property owned by the Company through its perpetual non-exclusive royalty-free software license (“License Agreement”) with Schulz von Jacob Ltd. (“SVJ”). In October 2025, the Company received a loan of thirty-three (33) Ethereum – ETH Tokens (“ETH Tokens”), a decentralized digital currency operating on the Ethereum blockchain protocol (See Notes 2 and 7). To begin validator services activity, the Company staked the ETH Tokens on its validator platform. See Notes 2 and 7.

Decentralized Verifier Node (DVN) Services — Live since November 2025, serving as a cross-chain verifier for the Ethena ecosystem across multiple chains. Subsequent to the quarter ended March 31, 2026, on April 14, 2026, the Company entered in a DVN Services Agreement with Ethena OpCo Ltd., a subsidiary of the Ethena Foundation, that sets forth a commercial agreement whereby Ethena Opco Ltd. will pay StablecoinX a service fee equal to 1 basis point on volume processed through our DVN (See Note 10).

Infrastructure Software and Distribution Services

Infrastructure Software — The Company intends to develop a comprehensive middleware API platform designed to enable businesses to integrate with Ethena’s USDe and related products. This platform is expected to provide the tools and technology to allow corporate enterprises, payment providers, small business, and financial institutions to integrate an issuer’s stablecoin across various use cases, whether for treasury operations, payments, or foreign exchange transfers.

Distribution Services — The Distribution Services business is a planned service offering that is intended to facilitate and capitalize on the broader adoption of Ethena’s digital dollar products, including USDe and USDtb (“Ethena Products”), by traditional financial institutions, asset managers, and investors.

Business Combination

On July 21, 2025, the Company entered into a business combination agreement (the “Business Combination Agreement”) with TLGY Acquisition Corporation  Corp, a Cayman Island exempted company (“TLGY”), StablecoinX Inc. (“Pubco”), StableCoinX SPAC Merger Sub LLC, a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), and StableCoinX Company Merger Sub, Inc., a wholly-owned subsidiary of Pubco (“Company Merger Sub”). On January 21, 2026 the Business Combination Agreement was amended to extend the Outside Date (as defined in the Business Combination Agreement) to April 21, 2026. On April 21, 2026, the Business Combination Agreement was further amended to extend the Outside Date to July 21, 2026.

StablecoinX Assets Inc.

Notes to Financial Statements

December 31, 2025

Pursuant to the Business Combination Agreement, upon the consummation of the transactions contemplated therein, SPAC Merger Sub will merge with and into TLGY, with TLGY continuing as the surviving company (the “SPAC Merger”), and immediately following the SPAC Merger, Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving company (the “Company Merger”, and together with the SPAC Merger, the “Mergers”), as a result of which the holders of shares of the Company’s Class A common stock, par value $0.0001 per share, will receive one share of Pubco Class A Common Stock for each share of the Company’s Class A Common Stock and holders of the Company’s Class B common stock, par value $0.0001 per share will receive one share of Pubco Class A Common Stock and one share of Pubco Class B common stock, par value $0.0001 per share, for each share of the Company’s Class B Common stock.

As a result of the Mergers and the other transactions contemplated by the Business Combination Agreement (the “Transactions” or “Business Combination”), TLGY and the Company will become wholly owned subsidiaries of Pubco and Pubco will become a publicly traded company.

The Company was founded by Young Cho, who is also the Chief Executive Officer and Director of TLGY, and Edward Chen, the managing member of the current sponsors of TLGY (collectively, the “Founders”) (see Notes 6 and 7).

Liquidity and Going Concern

The Company’s financial statements have been prepared on a going concern basis, which assumes that it will be able to meet its obligations and continue its operations to support the closing of the pending Business Combination Agreement during the twelve months following the issuance of these financial statements. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

The Company’s ability to continue to meet its obligations, to achieve its business objectives and continue as a going concern is dependent upon several factors, primarily being the consummation of the planned SPAC transaction. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Codification (“ASC”) Subtopic 205-40 “Presentation of Financial Statements – Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through a year from the date these financial statements are available to be issued.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and reflect all adjustments, including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with U.S. GAAP.

StablecoinX Assets Inc.

Notes to Financial Statements

December 31, 2025

Use of Estimates

The preparation of the financial statements in accordance with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods presented. Actual results could differ from these estimates.

Digital Assets and Adoption of ASU 2023-08

The Company early adopted FASB ASU 2023-08, Intangibles - Goodwill and Other - Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), which requires entities to measure certain crypto assets at fair value with changes recognized in the statement of operations for each reporting period and others that do not fall under the scope of ASC 2023-08 as intangible assets. The Company’s ETH Tokens, which have not been determined to be stablecoins or derivatives, are within the scope of ASU 2023-08 and recognized at fair value and determined using Level 1 inputs under the Accounting Standards Codification (“ASC”) 820, Fair Value Measurement, hierarchy as these prices were based on observable quoted prices in the market for identical assets. Changes in the fair value of crypto assets under ASU 2023-08 are recognized in the statement of operations for each reporting period. See Notes 3 and 7.

Realized gain (loss) on the disposition of all of the Company’s crypto assets is calculated on a first-in-first out (“FIFO”) basis. Gains or losses from the sale of digital assets are calculated as the difference between the disposal price and the cost basis and are recognized in other expenses (income).

Fair Value Measurements

The Company determines fair value measurements used in its financial statements based upon the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy distinguishes between (i) market participant assumptions developed based on market data obtained from independent sources (observable inputs), and (ii) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). ASC 820, Fair Value Measurements, requires fair value measurements be classified and disclosed in one of the following pricing categories:

Level 1:	This level consists of unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity can access at the measurement date.

Level 2:	This level consists of observable inputs other than the quoted prices included within Level 1, such as quoted prices for similar assets or liabilities in markets that are not active or for which all significant inputs are observable or can be corroborated by observable market data, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3:	This level consists of unobservable inputs for the asset or liability to the extent that observable inputs are not available, thereby allowing for situations in which there is little or no market data for the asset or liability at the measurement date. This requires the reporting entity to develop its own assumptions that market participants would use in pricing the asset or liability.

StablecoinX Assets Inc.

Notes to Financial Statements

December 31, 2025

The carrying amounts of prepaid expenses and other current assets, accounts payable and accrued expenses approximate their fair values due to their short-term maturities.

Intangible Assets, Net

The Company’s finite-lived intangible asset, a perpetual royalty-free software license, was contributed to the Company during the period from inception through December 31, 2025, is carried at cost, and is amortized on a straight-line basis over the estimated remaining economic life of five years. The straight-line method of amortization represents the Company’s best estimate of the distribution of the economic value of the identifiable intangible assets. The factors that were considered in determining the useful lives of identifiable intangible asset included the extent to which expected future cash flows would be affected by the Company’s intent and ability to retain use of this asset. During the period from Inception through December 31, 2025, the Company recorded $50,250 of amortization expense related to the intangible asset. Intangible assets, net, consisted of the following as of December 31, 2025:

	Gross carrying amount	Accumulated amortization	Net book value	Weighted average remaining useful life (in years)

Software license	$502,500	(50,250)	$452,250	4.5

Impairment of Long-Lived Assets

Whenever events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable, the Company estimates the expected undiscounted future cash flows from the use of those assets and their eventual disposition (without any allocated debt financing charges). The Company conducts an intangible impairment analysis at least annually and more frequently if changes in facts and circumstances indicate that the fair value of the intangible asset may be less than its carrying amount.  If the sum of the expected undiscounted future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. For the period from inception through December 31, 2025, the Company did not recognize any impairment expense related to its long-lived asset.

Demand Notes

The Company accounts for its related party demand notes at fair value at each period end pursuant to ASC 825, Financial Instruments wherein changes in the fair value are recorded as unrealized change in fair value of demand notes in the statement of operations. See Note 7.

Revenue

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, using the five-step model. During the period ended December 31, 2025, the Company commenced staking activities of ETH on its proprietary validation infrastructure. The Company concluded that where it controls the validation infrastructure, it is a principal in the provision of staking services to the blockchain and will recognize revenue on a gross basis. Staking revenue is earned at a point in time when confirmation is received from the network indicating that the validation is complete and the Company obtains control of the awards.

StablecoinX Assets Inc.

Notes to Financial Statements

December 31, 2025

The Company does not have contract assets or liabilities, as revenue is recognized when cryptocurrency rewards are received without extended payment terms. Cryptocurrency rewards are measured at fair value using market prices on the date they are received. Costs related to staking, hosting fees and electricity, as applicable, are recorded as incurred under cost of revenue in the statement of operations.

For period from June 30, 2025 (inception) through December 31, 2025, staking revenue or related awards and the related staking costs were immaterial to the financial statements.

Cost of Revenue

Costs of revenue represents costs directly related to the Company’s services and include costs associated with the Company’s validator nodes and excludes depreciation expense.

Income Taxes

The Company is subject to income taxes in the U.S. The Company uses the asset-and-liability method for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial statement carrying amounts and tax bases of assets and liabilities and operating loss and tax credit carryforwards and are measured using the enacted tax rates that are expected to be in effect when the differences reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established on a jurisdiction-by-jurisdiction basis when necessary to reduce deferred tax assets to an amount that, in the opinion of management, is more likely than not to be realized.

Net Loss Per Share

Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities. The two-class method determines net income (loss) per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income (loss) available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to shares in undistributed earnings as if all income (loss) for the period had been distributed.

As of December 31, 2025, the Company has no other participating securities other than the two classes of common stock.

Basic net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of common stock outstanding during the period, without consideration of potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common stock and potentially dilutive securities outstanding for the period.

As of December 31, 2025, the Company has no securities that provided a potentially dilutive impact to the computation for the period presented.

StablecoinX Assets Inc.

Notes to Financial Statements

December 31, 2025

Recently Adopted Accounting Pronouncements

The Company adopted ASU 2023-08 as of its June 30, 2025 inception date. See Notes 2, 3 and 4.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. The Company adopted this standard as of its June 30, 2025 inception date.

Recently Issued Accounting Pronouncements Not Yet Adopted

In September 2025, the FASB issued ASU 2025-06, Targeted Improvements to the Accounting for Internal-Use Software. This ASU amends the existing standard to remove all references to prescriptive and sequential software development project stages. Under this guidance, eligible software development costs will begin capitalization when management has authorized and committed to funding the software project, and it is probable that the project will be completed and the software will be used to perform the function intended. This guidance is effective for the Company beginning on January 1, 2028, and early adoption is permitted. This guidance may be applied on a prospective basis, a modified basis for in-process projects, or a retrospective basis. The Company is currently evaluating the impact of the adoption of this standard.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU enhances the transparency and decision usefulness of income tax disclosures. This guidance is effective for the Company beginning on January 1, 2026, and early adoption is permitted, although the Company does not plan to early adopt. Adoption will require enhancements to the Company’s income tax disclosures but is not expected to have a material impact on its financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3. Digital Assets

Digital assets consisted of the following as of December 31, 2025:

	Quantity	Cost basis	Fair value
Ethereum - ETH Tokens	33	$146,596	$97,912
Total digital assets - restricted	33	$146,596	$97,912

StablecoinX Assets Inc.

Notes to Financial Statements

December 31, 2025

The following table presents a roll-forward of total digital assets for the period from June 30, 2025 (inception) through December 31, 2025:

Balance at June 30, 2025 (inception)	$-
Loan of ETH Tokens (Note 7)	146,596
Unrealized gain on digital assets	(48,684)
Balance at December 31, 2025	$97,912

The staking revenue and related rewards recognized in the period from inception to December 31, 2025 were immaterial to the financial statements.

For the period from June 30, 2025 (inception) to December 31, 2025, the unrealized loss on the ETH Tokens was offset by the change in the fair value of the demand notes requiring repayment of the donated tokens. See Note 7.

The ETH Tokens are held with restriction but can be released within three days of notice of repayment by either the Company or the related parties.

Note 4. Fair Value Measurements

The table below presents the Company’s financial assets and liabilities measured at fair value on a recurring basis aggregated by the level in the fair hierarchy as of December 31, 2025:

	As of December 31, 2025
	Level 1	Level 2	Level 3	Total
Assets:
Digital assets	$97,912	$-	$-	$97,912
Total assets, measured at fair value	$97,912	$-	$-	$97,912

Liabilities:
Demand notes - related party	$97,912	$-	$-	$97,912
Total liabilities, measured at fair value	$97,912	$-	$-	$97,912

Level 1 instruments consisted of digital assets and related party demand notes (See Notes 3 and 7) which are valued using quoted priced in active markets for the underlying tokens at the reporting date, with the changes recognized in other income (expense), net in the statement of operations. There were no transfers between Levels 1, 2 and 3 during the period from inception through December 31, 2025.

Note 5. Common Stock

At December 31, 2025, there were 60,000,000 shares of common stock authorized, of which 50,000,000 was Class A common stock and 10,000,000 was Class B common stock. As of December 31, 2025, there were zero and 700,000 shares of Class A common stock and Class B common stock issued and outstanding, respectively. Holders of Class A common stock are not entitled to vote. Holders of Class B common stock are entitled to one vote per share held.

Note 6. Commitments and Contingencies

Legal Fees

The Company has a legal arrangement requiring a $25,000 retainer fee (see Note 7) and additional fees of $75,000 and the issuance of 2,500 shares of the Company’s Class B common stock contingent upon the successful execution of the Transactions (see Note 1).

StablecoinX Assets Inc.

Notes to Financial Statements

December 31, 2025

Legal Proceedings

From time to time, the Company may become involved in claims or other legal matters arising in the ordinary course of business. The Company records accruals for outstanding legal proceedings when it is probable a liability will be incurred, and the amount of loss can be reasonably estimated. The Company does not believe that there are any pending legal proceedings or other loss contingencies that will, either individually or in the aggregate, have a material adverse effect on the Company’s financial statements.

Service Contract

In August 2025, the Company executed a contract with a related party for outsourced information technology management, support and development services. The contract term is the earlier of the (i) termination of the Business Combination or (ii) three (3) years from the Business Combination close date.  Upon expiration, the agreement shall automatically renew for successive one (1) year periods unless cancelled by either party.  The contract includes a provision for free services until the consummation of the Business Combination. Thereafter fees for services performed are fifteen (15) thousand per month. See Note 7.

In August 2025, the Company executed a contract with a third party for capital market advisory services and for such third party to act as a placement agent in connection with a related private placement of equity in connection with the proposed Business Combination. The contract term is the earlier of (i) the date of the Business Combination is terminated, (ii) the closing of the Business Combination, and (iii) with thirty (30) days written notice (collectively the “Term”).

The contract includes provisions for free services until the consummation of the Business Combination. If the Business Combination closes during the Term, the Company (or the surviving company upon the closing of the Business Combination) shall pay an advisor fee equal to $1.5 million in unlocked Ethena governance token (“ENA Token”), valued at a 5% discount to the ENA 7-Day Time Weighted Average Price (“TWAP”) as defined in the Collaboration Agreement, dated as of July 21, 2025, between Ethena Foundation (“Ethena”), Ethena OpCo Ltd (“Ethena OpCo”), Pubco, and the Company) as of the signing of the first subscription agreement in connection with the Business Combination (the “Business Combination Fee”), immediately following the closing of the Business Combination. Additionally, an advisor fee equal to 4.5% of the gross proceeds received by the Company in the Business Combination from those investors in the Business Combination who were introduced to Company, TLGY or their respective affiliates by the advisor except for those investors specifically excluded per the terms of the agreement (the “Excluded Investors”), payable by Company (the “Offering Fee” and, together with the Business Combination Fee, the “Transaction Fee”) is required. The Offering Fee shall be paid at the closing of the Transactions and the Business Combination Fee shall be paid promptly following the closing of the Business Combination. The advisor does not receive any fee from any proceeds received from the PIPE subscription agreements signed on July 21, 2025, with the Company, TLGY and the other parties provided the advisor is entitled to a fee in connection with any additional proceeds to the extent any such PIPE Subscription Agreements are amended to increase the aggregate purchase amount. No Transaction Fee shall be paid in the event that the Transactions do not close. Termination of the agreement does not impact the advisors right to payment of the Transaction Fee if the closing of the applicable Business Combination occurs within twelve (12) months following the termination of the agreement.

StablecoinX Assets Inc.

Notes to Financial Statements

December 31, 2025

Business Combination Agreement

The Business Combination Agreement contains certain termination rights, including, among others, that the Business Combination Agreement may be terminated as follows: (i) upon the mutual written consent of TLGY and the Company, (ii) by either TLGY or the Company if the Closing has not occurred on or before six months from the date of the Business Combination Agreement, (iii) by written notice of either TLGY or the Company if a governmental authority shall have issued an order prohibiting the Transactions, (iv) by the Company in connection with an uncured breach of a representation, warranty, covenant or other agreement by TLGY, if the breach would result in the failure of the related condition to closing, (v) by the Company if the TLGY board of directors publicly changes its recommendation with respect to the Business Combination Agreement and transactions and related shareholder approvals under certain circumstances detailed in the Business Combination Agreement, (vi) by TLGY in connection with an uncured breach of a representation, warranty, covenant or other agreement by the Company, Pubco, SPAC Merger Sub or Company Merger Sub, if the breach would result in the failure of the related condition to Closing, or (vii) by either TLGY or the Company if the extraordinary general meeting is held and TLGY shareholder approval is not received. None of the parties to the Business Combination Agreement is required to pay a termination fee or reimburse any other party for its expenses as a result of a termination.

The Business Combination Agreement also contains obligations of the parties to use their reasonable best efforts to consummate the various transactions contemplated by the Business Combination Agreement and carrying out the private investment in public equity (“PIPE”) funding efforts in connection with the closing and PIPE subscription agreements (“PIPE Subscription Agreements”).

Other Arrangements entered into at the time of the Business Combination Agreement:

Contemporaneously with the execution of the Business Combination Agreement, the Company and other parties entered into the following agreements:

Collaboration Agreement

Pubco, the Company, Ethena and Ethena OpCo entered into a collaboration agreement (the “Collaboration Agreement”), pursuant to which Ethena agreed to provide Pubco a right to participate in certain future offerings of Ethena’s native protocol governance token, ENA Token, on terms no less favorable than other investors and to collaborate with Pubco on an ongoing basis to support the operation of Pubco’s infrastructure, staking and treasury activities of ENA Token and Pubco’s public advocacy for the blockchain-based protocol and off-chain architecture and related systems for ENA Token (the “Ethena Protocol”) within the traditional finance ecosystem. Pursuant to the Collaboration Agreement, Pubco agreed that its business would be to provide infrastructure, staking and other products and services to the Ethena Protocol and that it would not change such business, acquire digital assets other than ENA Token, or enter into a merger, acquisition, disposition or similar transaction that would have the effect of changing such business without the prior approval of the Investment Committee and a majority of the holders to Pubco Class B Common Stock.

The Collaboration Agreement will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms or (ii) Ethena delivering written notice of non-renewal within 90 days of the end of the term.

StablecoinX Assets Inc.

Notes to Financial Statements

December 31, 2025

In addition, all parties to the Collaboration Agreement agreed to various actions in connection with the transactions contemplated by the PIPE Subscription Agreements (as defined below), including, but not limited to (i) using the Net Cash PIPE Proceeds as defined below) to purchase locked ENA Tokens (the “Locked ENA Tokens”) from Ethena OpCo in accordance with the Token Purchase Agreement (discussed below), and Ethena OpCo agreed to deposit such Locked ENA Token into the Custodial Account (as defined below), (ii) Ethena agreed, in the event that the consummation of the Transactions does not occur, to unlock a portion of the Locked ENA Tokens held in the Custodial Account in an amount equal to (x) the Net Cash PIPE Proceeds divided by (y) the seven day time weighted average price of ENA Token on Binance and Bybit on the date of the PIPE Subscription Agreements (the “ENA Return Amount”), (iii) the parties agreed to release the Locked ENA Tokens to Pubco in the event that the Business Combination closes and (iv) the parties agreed to provide joint instructions to the Custodian (as defined below) to effectuate each of the foregoing transactions.

On September 5, 2025, Pubco, the Company, Ethena and Ethena OpCo entered into an amended and restated collaboration agreement (the “A&R Collaboration Agreement”), which amended and restated the collaboration agreement entered into in connection with the signing of the Business Combination Agreement, to, among other things, take into account the Additional PIPE Subscription Agreements, the September 5, 2025 Token Purchase Agreement and the transactions contemplated thereby, as well as any future additional PIPEs that may occur prior to the Business Combination.

Contribution Agreement

TLGY, the Company, Pubco and Ethena also entered into a contribution agreement (the “Contribution Agreement”), pursuant to which Ethena agreed to contribute $60 million of ENA Tokens, valued at a 30% discount to the fair market value of such ENA Token on the date of the Contribution Agreement, to the Company prior to the pending Transactions (the “ENA Contribution”), in exchange for a number of shares of the Company’s Class B Common Stock, equal to (A) the ENA Contribution amount, divided by (B)(x) $10.00, multiplied by (y) a fraction, the numerator of which is (1) the ENA Fair Market Value at Signing (as defined below) and the denominator of which is (2) the ENA Fair Market Value at Closing (as defined below). Immediately following the closing of the Business Combination, Ethena will beneficially own a majority of the voting power of the outstanding shares of Pubco.

The Contribution Agreement will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms, (ii) the mutual written consent of the parties thereto, (iii) July 21, 2026 or (iv) if any of the conditions to closing as forth therein are not satisfied or waived as of the Closing Date (as defined therein).

PIPE Subscription Agreements

Certain investors (the “PIPE Investors”) have agreed to make a private investment in the Company by purchasing shares of the Company’s Class A Common Stock prior to the Business Combination (the “PIPE Shares”) in the aggregate amount of approximately $363.0 million, of which approximately $101 million will be paid in ENA Tokens (including the $60.0 million ENA Contribution) and approximately $262.0 million will be paid in cash, USDC or USDT (collectively, “Cash”) pursuant to the terms of the PIPE and related PIPE Subscription Agreements.

StablecoinX Assets Inc.

Notes to Financial Statements

December 31, 2025

On September 5, 2025, TLGY, the Company and Pubco entered into additional PIPE subscription agreements with certain investors, including Ethena OpCo and a related party who served as the founder of Ethena Labs, SA (the “Additional PIPE Investors”), pursuant to which such Additional PIPE Investors have agreed to purchase shares of the Company’s class A Common Stock prior to the Business Combination in the aggregate amount of approximately $530 million of which approximately $248 million will be paid in ENA Tokens and approximately $282 million will be paid in Cash (the “Additional PIPE Subscription Agreements”). To the extent the issuance of the PIPE Shares to an Additional PIPE Investor would cause such Additional PIPE Investor to own more than 9.90% of the total issued and outstanding shares of Pubco Class A Common Stock at the Closing (the “Beneficial Ownership Limitation”), then, the Additional PIPE Investor will receive a portion of their PIPE Shares in the form of the Company’s Class A Common Stock in an amount that would cause such Additional PIPE Investor to meet but not exceed the Beneficial Ownership Limitation, and a pre-funded warrant to purchase the remaining amount PIPE Shares (the “Pre-Funded Warrant”). The Pre-Funded Warrant is exercisable at any time after the original issuance date. The Additional PIPE Subscription Agreements are in substantially the same form as the Signing PIPE Subscription Agreements.

In accordance with the terms of the token purchase agreements dated July 21, 2025 and September 5, 2025 (defined below), promptly after the date of the PIPE Subscription Agreements and Additional PIPE Subscription Agreements, the net cash proceeds from the PIPE transactions, less up to $18.5 million of transaction expenses (the “Permitted Expense Amount” and such net amount, the “Net Cash PIPE Proceeds”), will be used to purchase the Locked ENA Tokens from Ethena OpCo, which will be deposited into a custodial account (the “Custodial Account”) established by the Company for the benefit of the PIPE Investors who paid for their PIPE Shares in Cash (the “Cash PIPE Investors”). The Locked ENA Tokens and the Permitted Expense Amount will be held in the Custodial Account until the earlier of (i) the closing of the Business Combination and (ii) the termination of the Business Combination Agreement and/or the PIPE Subscription Agreements.

Following the Transactions, the Locked ENA Tokens and the Permitted Expense will be released from the Custodial Account and transferred to the Company and Pubco. In the event that the Business Combination does not occur or the PIPE Subscription Agreement is terminated in accordance with their terms, Ethena will promptly unlock a portion of the Locked ENA Tokens held in the Custodial Account in an amount equal to the ENA Return Amount and the ENA Return Amount together with the Permitted Expense Amount (net of any fees and expenses related to the Custodial Account) will promptly be released on a pro rata basis, to the Cash PIPE Investors. To the extent any PIPE Investors who paid for their PIPE Shares with ENA Token had already delivered their ENA Token in accordance with the terms of the PIPE Subscription Agreement, such ENA Token would be promptly returned to such PIPE Investor.

Pursuant to the PIPE Subscription Agreements and Additional PIPE Subscription Agreements, TLGY and Pubco have agreed to use commercially reasonable efforts to cause the shares of Pubco Class A Common Stock into which the PIPE Shares will be converted upon consummation of the Company Merger to be registered in a registration statement.

The PIPE Subscription Agreements and Additional PIPE Subscription Agreements and certain of its provisions will terminate upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms, (ii) the mutual written consent of the parties thereto, (iii) July 21, 2026 for the PIPE Subscription Agreements and September 5, 2026 for the Additional PIPE Subscription Agreements or (iv) if any of the conditions to closing as forth therein are not satisfied or waived as of the Closing Date (as defined therein).

StablecoinX Assets Inc.

Notes to Financial Statements

December 31, 2025

Token Purchase Agreement

To facilitate the PIPE Subscription Agreements, the Company, solely in its capacity as administrative agent for the Cash PIPE Investors (as defined below) (the “Administrative Agent”) and Ethena OpCo entered into a token purchase agreement (the “Token Purchase Agreement”), in which Ethena OpCo agreed to sell the Locked ENA Token to the Company, solely in its capacity as Administrative Agent, valued at a 30% discount to the fair market value of the ENA Tokens at the signing of the Token Purchase Agreement, which Locked ENA Tokens will be deposited by Ethena OpCo into the Custodial Account. The Locked ENA Token may not be transferred for a period of 48 months after the date of the Token Purchase Agreement, subject to earlier unlock and release from such transfer restrictions as follows: (i) 25% of the Locked ENA Token will be unlocked on the 12 month anniversary of the Closing and (ii) the remaining 75% of the Locked ENA Token will be unlocked in 36 equal monthly installments thereafter.

Contemporaneously with the execution of the Additional PIPE Subscription Agreements and to facilitate the transactions contemplated by such agreements, the Company, in its capacity as Administrative Agent for the Additional PIPE Investors who paid the purchase price for their PIPE Shares in Cash (the “Additional Cash PIPE Investors”), and Ethena OpCo entered into a new token purchase agreement dated September 5, 2025 (the “Additional Token Purchase Agreement”), pursuant to which, among other things, Ethena OpCo agreed to sell locked ENA Token (the “Additional Locked ENA Tokens”) to the Company, solely in its capacity as Administrative Agent, valued at $0.29 per ENA token. Such Additional Locked ENA Token will be deposited by Ethena OpCo into a separate custodial account established by the Administrative Agent with Anchorage Digital Bank N.A. for the benefit of the Additional Cash PIPE Investors. The Additional Locked ENA Token may not be transferred for a period of 48 months after the date of the Additional Token Purchase Agreement, subject to earlier unlock and release from such transfer restrictions as follows: (i) 25% of the Additional Locked ENA Token will be unlocked on the twelve (12) month anniversary of Completion (as defined in the Additional Token Purchase Agreement) and (ii) the remaining 75% of the Additional Locked ENA Token will be unlocked in 36 equal monthly installments thereafter. The Additional Token Purchase Agreement is in substantially the same form as the token purchase agreement that was entered into in connection with the Signing PIPE Subscription Agreements.

Given the related party nature of Ethena for accounting purposes as of the closing of the Business Combination, ENA Tokens to be received upon the Business Combination will not fall within the scope of ASU 2023-08 and will be accounted for under the intangible assets model wherein they will be subject to ongoing evaluation for impairment. If impaired, ENA Token holdings may result in the reduction of the carrying value in the statement of operations as well as the recognition of impairment losses in net income in each applicable reporting period.

TLGY Sponsor Support Agreement

Pubco, TLGY, the Company , the TLGY Founder Shareholders and the other parties thereto, entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”), in which each TLGY Founder Shareholder agreed to exchange certain shares of Pubco Class A Common Stock issued to them in respect of their Founder Shares (the “Exchanged Founder Shares”) for shares of Pubco Class B Common Stock and the right to receive up to an aggregate of 3,000,000 newly issued shares of Pubco Class A Common Stock (the “Earnout Shares”), and to exchange any SPAC Private Placement Warrants held by such shareholder for the right to receive up to 600,000 Earnout Shares, in each case, upon the achievement of certain performance and ENA Token price thresholds after the Closing.

On September 5, 2025, Pubco, TLGY, the Company and certain holders of TLGY’s securities, entered into an amended and restated sponsor support agreement (the “Amended and Restated Sponsor Support Agreement”), which amended and restated the original sponsor support agreement to, in light of the increased size of the PIPE, remove the earnout share mechanism and make it so that the aggregate number of Retained Shares (as defined in the Amended and Restated Sponsor Support Agreement) to be received by the holders of Founder Shares (as defined therein) and Private Placement Warrants (as defined therein) would be equal to 3% of the issued and outstanding shares of Pubco Class A Common Stock at Closing, and an equal number of shares of Pubco Class B stock, to be issued to the SPAC Founder Shareholders and Private Placement Warrants.

The Amended and Restated Sponsor Support Agreement and certain of its provisions will terminate and be of no further force or effect upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms and (ii) the mutual written consent of the parties thereto.

StablecoinX Assets Inc.

Notes to Financial Statements

December 31, 2025

Note 7. Related Party Transactions and Balances

On June 30, 2025, the Company received $300,000 from the Company Founders as payment for the shares of Class B common stock receivable upon formation of the Company as well as an additional amount due from an investor who contributed a perpetual software license which represents the definite lived intangible asset of the Company. The fair value of the perpetual software license is based on the value derived from the arm’s-length transaction between the Company and the contributing investor. Under the terms of the license agreement, the license returns back to the contributing investor if the Transactions are not consummated.

During the period June 30, 2025 (inception) to December 31, 2025, the Company’s received free outsourced information technology management, support and development services from a related party. The contract includes a provision for free services until the consummation of the Business Combination. See Note 6.

On June 30, 2025, the Company’s Founders paid, on behalf of the Company, its legal retainer fee of $25,000. In August 2025 the Company paid the full $25,000 fee to the legal firm and the Founders were reimbursed in full.

As of December 31, 2025, the prepaid and other asset balance includes a receivable of approximately $8,900 due from Pubco for the Company’s payment of third-party services on behalf of Pubco.

In October 2025, the Company received a loan of thirty-three (33) Ethereum – ETH Tokens (“ETH Tokens”), a decentralized digital currency operating on the Ethereum blockchain protocol (See Notes 1 and 3).

StablecoinX Assets Inc.

Notes to Financial Statements

December 31, 2025

During the period ended December 31, 2025, the Company issued short-term demand promissory notes (the “Promissory Notes”) to one of the Founders and an original investor in conjunction with the loan of 33 ETH Tokens to the Company. The cost basis of the Promissory Notes as of the date the ETH Tokens were loaned was $146,596. The outstanding Promissory Notes are denominated in ETH Tokens are non-noninterest bearing and payable on demand by the return of the ETH Tokens within three days of notice of repayment by either the Company or the related parties. The Promissory Notes can be repaid at any time. Repayment shall be made by on-chain transfer to a public ETH wallet address designated in writing by the related parties. All repayments shall be applied first to payment in full of any costs incurred in the collection of any sum due under the Promissory Notes, including reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance. The Promissory Notes were adjusted to their fair value during the period from June 30, 2025 (inception) through December 31, 2025 (see Note 3) from $146,596 to $97,912 at December 31, 2025 with the change of $48,684 recognized in the statement of operations.

Note 8. Net Loss Per Share Attributable to Common Stockholders

The following table sets forth the computation of basic and dilutive net loss per share attributable to common stockholders for the period from inception through December 31, 2025:

Period from inception through
December 31,
2025

Numerator:
Net loss	$(233,000)

Denominator:
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	700,000

Net loss per share attributable to common stockholders, basic and diluted	$(0.33)

During the period from inception through December 31, 2025, there were no potentially dilutive securities excluded from the calculation of diluted net loss per share attributable to common stockholders.

Note 9. Segment Information

ASC Topic 280, Segment Reporting, establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the CODM, or group, in deciding how to allocate resources and assess performance.

The CODM has been identified as the Chief Executive Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

StablecoinX Assets Inc.

Notes to Financial Statements

December 31, 2025

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews the below key metric included in net income or loss for the period from inception through December 31, 2025:

Period from inception through
December 31,
2025

Operating expenses	$233,000

Operating expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination or similar transaction within the business combination period. The CODM also reviews operating expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. Operating expenses, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

Note 10. Subsequent Events

The Company has evaluated subsequent events through May 29, 2026, the date on which these financial statements were available to be issued and has determined that there are no subsequent events are reportable in the financial statements other than those noted elsewhere in the document and below.

On April 12, 2026, the Company entered into a DVN service agreement for a one-year term with Ethena Opco. The agreement is part of the Company’s boarder strategic alignment between the Company and the Ethena ecosystem to provide DVN services on an ongoing basis. The Services shall include, without limitation: (a) the continuous operation of the Company’s DVN infrastructure on all Supported Networks (defined as blockchain networks on which the StablecoinX DVN is deployed and operational, initially comprising Arbitrum and Optimism); (b) the cryptographic verification of the authenticity and finality of cross-chain messages transmitted through the LayerZero Protocol; (c) the monitoring of DVN performance and security in accordance with the Service Level Requirements; and (d) such additional verification and infrastructure services as the Parties may agree to in writing from time to time. During its term, the Agreement shall represent the sole and exclusive agreement under which Ethena compensates or otherwise incentivizes a third-party DVN operator to process cross-chain transactions within the Ethena Ecosystem through the LayerZero Protocol. During the agreement term, the Company shall, at all times, maintain a minimum staked balance of ENA tokens (“Minimum Staking Requirement”) as security for the faithful performance of its DVN obligations. Beginning April 15, 2026, the Company will receive a service fee equal to one (1) basis point (0.01%) of all processed volume, as defined, each month and will be paid in ENA Tokens.

On May 18, 2026, the Company issued short-term demand promissory notes (the “2026 Promissory Notes”) aggregating $15,000 to the three stockholders in exchange for a cash infusion. The outstanding 2026 Promissory Notes are non-noninterest bearing and payable on demand with 3 days of the note holder’s request. On May 19, 2026, the Company issued two additional short-term demand promissory notes aggregating $24,000 to two of the three stockholders in exchange for additional funding.

On May 22, 2026, the Company entered into an agreement with Ethena Opco wherein the Company was appointed as a non-exclusive distribution partner to facilitate broader adoption of Ethena Products by institutional investors. Under this agreement, Ethena OpCo will pay the Company a monthly fee initially equal to five basis points (0.05%) of the gross dollar equivalent of Ethena Products acquired through the Company’s distribution activities during the applicable calendar month. The fee rate may be adjusted by mutual written agreement of the parties to any rate within a range of one to ten basis points.